Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

•
Achieved 5% organic growth in 2Q22 and 9% YTD as strategy to diversify end markets and geographic breadth provides greater stability
•
Manufacturing and operating strategy focused on improving efficiencies and leveraging global operating footprint delivering top-tier margins through tough macro conditions
•
Achieved diluted EPS of $0.92 in the quarter; Diluted Non-GAAP Cash EPS of $1.18; Earnings hold steady sequentially despite rapid inflationary environment
•
Strong financial flexibility with net debt to adjusted EBITDA leverage ratio down to 1.68x[1]
•
2022 outlook reaffirmed, factoring in foreign currency exchange rates and macroeconomic conditions, expecting lower end of revenue and earnings ranges; Remain on path to achieve strategic goal of at least $1 billion in revenue by 2023

SARASOTA, FL, August 8, 2022 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the second quarter ended July 2, 2022.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “The Helios team brought its ‘A’ game once again to deliver a solid quarter against rapidly evolving macroeconomic conditions. We are making great strides with all our strategic pillars to leverage our global footprint as we closer align certain manufacturing processes geographically. These moves provide greater efficiencies by building ’in the region for the region’, to reduce logistics costs and provide a natural currency hedge contributing to our ability to protect our margins. It also creates greater operating leverage as we maximize facilities, take advantage of best practices, and gain further efficiencies from operational overhead.”

He went on to say, “Longer term, we continue to position ourselves extremely well through our differentiated new product innovations and enhancements to our team to create aggressive go-to-market approaches focused on system sales partnering with the Helios Center for Engineering Excellence (HCEE). We still see strong demand in various markets driven by our product innovations, while other markets and regions are being affected by macroeconomic conditions and geopolitical issues. Our focus on providing systems and solutions that solve our customers most pressing requirements gives us a prime leadership position through all market conditions. Market and geographic diversity also provide us a degree of stability in uncertain conditions.” He concluded, “We recently closed on the Taimi R&D, Inc. flywheel acquisition and given our solid balance sheet and significant financial flexibility, we continue to identify more opportunities to leverage our expertise as a pure play in hydraulics and electronics to build a lasting, growing enterprise with significant earnings power.”

[1]On a pro-forma basis for NEM and Joyonway

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

Second Quarter 2022 Consolidated Results

($ in millions, except per share data)	Q2 2022	Q2 2021	Change		% Change
Net sales	$241.7	$223.4	$18.3		8%
Gross profit	$82.3	$82.2	$0.1		0%
Gross margin	34.1%	36.8%	(270)	bps
Operating income	$43.0	$42.1	$0.9		2%
Operating margin	17.8%	18.8%	(100)	bps
Non-GAAP adjusted operating margin	22.0%	23.2%	(120)	bps
Net income	$30.0	$30.7	$(0.7)		(2%)
Diluted EPS	$0.92	$0.95	$(0.03)		(3%)
Non-GAAP cash net income	$38.3	$38.6	$(0.3)		(1%)
Diluted Non-GAAP cash EPS	$1.18	$1.20	$(0.02)		(2%)
Adjusted EBITDA	$59.0	$57.5	$1.5		3%
Adjusted EBITDA margin	24.4%	25.7%	(130)	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation, amortization and certain other charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•
Sales in several end markets improved over the second quarter of 2021, with the industrial machinery, mobile equipment and recreational end markets leading the growth, while the health and wellness end market started to contract. Sales included $6.6 million in revenue from acquisitions. Organic growth in the quarter was 5%. (See the table in this release that provides acquired revenue by segment by quarter).
•
Organic sales improved in the Americas and Europe, the Middle East and Africa ("EMEA") regions compared to the second quarter of 2021; meanwhile, organic sales for the Asia Pacific ("APAC") region declined from softening demand for electronics products as well as government actions to lockdown operations due to COVID-19, all excluding effects of changes in foreign currency exchange rates.
•
Foreign currency translation adjustment on sales: $7.5 million unfavorable.

Profits and margins

•
Gross profit and margin drivers: gross profit was comparable with the prior-year period although changes in foreign currency exchange rates compared to the second quarter of 2021 reduced gross profit by $2.2 million. Gross margin declined by 270 basis points, driven by higher raw material costs partially offset by the impact of price increases.
•
Selling, engineering and administrative (“SEA”) expenses: as a percentage of sales, decreased 100 basis points to 13.5% compared with the 2021 second quarter. Improved leverage of our SEA level fixed cost base on the higher sales volume coupled with the benefits we are capturing from our operating strategies led to the favorable result.
•
Amortization of intangible assets: $6.8 million down from $7.7 million in the prior year reflecting timing related to the Company’s acquisitions.

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

Non-operating items

•
Net interest expense: $3.8 million in the quarter, down $0.6 million compared with the prior-year period due to lower debt balances.
•
Effective tax rate: 22.5% compared with 17.6% in the prior-year period reflecting levels of income in varying tax jurisdictions and the 2021 rate benefited from the resolution of transfer pricing disputes.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•
GAAP net income and diluted earnings per share: $30.0 million and $0.92 per share.
•
Diluted Non-GAAP cash earnings per share: $1.18 compared with $1.20 last year, due to margin contraction related to rising material costs along with a higher tax rate.
•
Adjusted EBITDA margin: maintaining top-tier levels at 24.4% during inflationary environment, nearly flat sequentially.

First Half 2022 Consolidated Results

($ in millions, except per share data)	2022	2021	Change		% Change
Net sales	$482.2	$428.3	$53.9		13%
Gross profit	$166.0	$157.5	$8.5		5%
Gross margin	34.4%	36.8%	(240)	bps
Operating income	$85.9	$76.7	$9.2		12%
Operating margin	17.8%	17.9%	(10)	bps
Non-GAAP adjusted operating margin	21.9%	23.0%	(110)	bps
Net income	$60.5	$53.3	$7.2		14%
Diluted EPS	$1.86	$1.65	$0.21		13%
Non-GAAP cash net income	$76.6	$70.4	$6.2		9%
Diluted Non-GAAP cash EPS	$2.35	$2.18	$0.17		8%
Adjusted EBITDA	$118.0	$108.8	$9.2		8%
Adjusted EBITDA margin	24.5%	25.4%	(90)	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation, amortization and certain other charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•
Sales were driven by strong demand regionally in the Americas and solid growth in EMEA offset by declines in Asia. End market demand saw strength in industrial, mobile, construction equipment and recreation. Results included $13.8 million in sales related to acquisitions. (See the table in this release that provides acquired revenue by segment by quarter).
•
Foreign currency translation adjustment on sales: $12.2 million unfavorable.

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

Profits and margins

•
Gross profit and margin drivers: gross profit increased 5% to $166.0 million compared with the same period of 2021 from pricing and increased sales volumes. Changes in foreign currency exchange rates compared to the first six months of 2021 reduced year-to-date gross profit by $3.9 million. Gross margin declined 240 basis points driven by higher raw material costs partially offset by the impact of price increases.
•
SEA expenses: 13.8% as a percentage of sales, improving 90 basis points compared with the prior-year period, reflecting improved leverage of our fixed cost base on the higher sales and continued cost containment initiatives.
•
Amortization of intangible assets decreased $4.1 million to $13.8 million from the prior year reflecting timing related to the Company’s acquisitions.

Non-operating items

•
Net interest expense: $1.6 million decrease to 7.6 million compared with the prior-year period reflecting lower debt balances.
•
Effective tax rate: 22.4% compared with 20.1% in the prior-year period reflecting levels of income in varying tax jurisdictions and the 2021 benefit from the resolution of transfer pricing disputes.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•
GAAP net income and earnings per share: $60.5 million and $1.86 per share, up 13%.
•
Non-GAAP cash earnings per share: $2.35 compared with $2.18 in the prior-year period, up 8% driven by strong demand across several regions and markets and operational efficiencies being achieved through execution of the manufacturing and operating strategies.
•
Adjusted EBITDA margin: maintaining top-tier levels at 24.5% while down 90 basis points compared with the prior-year period due to inflationary environment.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Hydraulics	Three Months Ended
	Q2 2022	Q2 2021	Change		% Change
Net Sales
Americas	$49.9	$41.7	$8.2		20%
EMEA	49.0	46.6	2.4		5%
APAC	43.9	44.7	(0.8)		(2%)
Total Segment Sales	$142.8	$133.0	$9.8		7%
Gross Profit	$49.5	$50.9	$(1.4)		(3%)
Gross Margin	34.7%	38.3%	(360)	bps
SEA Expenses	$18.4	$18.6	$(0.2)		(1%)
Operating Income	$31.1	$32.3	$(1.2)		(4%)
Operating Margin	21.8%	24.3%	(250)	bps

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

Second Quarter Hydraulics Segment Review

•
Sales increased 7% to $142.8 million (13% in constant currency), driven by demand in the Americas and EMEA regions, which offset a slight decline in the APAC region. Higher sales were driven by improved demand in industrial and mobile equipment markets partially offset by supply chain constraints. Foreign currency exchange rates had a $7.0 million unfavorable adjustment on sales.
•
Gross profit and margin drivers: gross profit decreased $1.4 million, or 3%, compared with the same quarter of the prior year primarily due to unfavorable foreign exchange. Gross margin reflects the impact of material cost increases, product mix and labor cost increases from higher wages and overtime.
•
Operating income decreased $1.2 million, or 4%, while operating margin of 21.8% declined 250 basis points reflecting the flow through of gross margin partially offset by fixed cost leverage on higher sales and cost management.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Electronics	Three Months Ended
	Q2 2022	Q2 2021	Change		% Change
Net Sales
Americas	$80.2	$64.1	$16.1		25%
EMEA	12.3	11.0	1.3		12%
APAC	6.4	15.3	(8.9)		(58%)
Total Segment Sales	$98.9	$90.4	$8.5		9%
Gross Profit	$32.8	$31.2	$1.6		5%
Gross Margin	33.2%	34.5%	(130)	bps
SEA Expenses	$12.5	$11.6	$0.9		8%
Operating Income	$20.3	$19.6	$0.7		4%
Operating Margin	20.5%	21.7%	(120)	bps

Second Quarter Electronics Segment Review

•
Sales increased 9% to $98.9 million (10% in constant currency), with higher demand in the Americas and EMEA offsetting a decline in the APAC region. Higher sales were driven by improved demand in recreational and industrial machinery markets partially offset by supply chain constraints and a softening health and wellness market. Foreign currency exchange rates had a $0.5 million unfavorable adjustment on sales.
•
Gross profit and margin drivers: gross profit increased $1.6 million, or 5%, compared with the same quarter of the prior year primarily due to sales volume and pricing. Gross margin declined 130 basis points to 33.2%, reflecting increases in raw material.
•
Operating income increased $0.7 million to $20.3 million, or 4%, while operating margin declined 120 basis points to 20.5% reflecting flow through of gross margin offset by fixed cost leverage on higher sales and cost management.

Balance Sheet and Cash Flow Review

•
Total debt at quarter-end was $419.1 million compared with $438.1 million at end of the first quarter of 2022. For the six-month period, repayments, net of borrowings, on our credit facilities amounted to $16.8 million.

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

•
Cash and cash equivalents at July 2, 2022 were 41.3 million, up $8.3 million from the end of the first quarter of 2022, and up $12.8 million from the end of 2021.
•
Inventory decreased $1.4 million to $178.9 million from the first quarter of 2022 but remained 8% higher than the end of 2021 driven by the macro issues in the supply chain. These issues include the Company purchasing parts ahead of material shortages, holding some inventory for past due orders where one or two components have been delayed in the supply chain, along with customers changing shipping schedules once the Company has already manufactured the products.
•
Pro-forma net debt-to-adjusted EBITDA declined to 1.68x at the end of the second quarter of 2022 (pro-forma for NEM and Joyonway) compared with 1.89x (pro-forma for the NEM and Balboa acquisitions) at the end of 2021, further demonstrating the Company’s ability to de-lever the balance sheet. At the end of second quarter 2022, the Company had $174.2 million available on its revolving lines of credit.
•
Net cash provided by operations was $29.5 million in the second quarter 2022 compared with $34.4 million in the prior-year period, bringing the six-month cash flow from operations to $44.2 million compared with $49.5 million for the comparable period in 2021.
•
Capital expenditures were $7.9 million in the second quarter 2022, or approximately 3% of sales. This compares with $5.3 million, or approximately 2% of sales, in the year-ago period.
•
Paid 102nd sequential quarterly cash dividend on July 20, 2022.

2022 Outlook

The Company reaffirms its expectations for 2022, which assumes constant currency using quarter end rates. Factoring in foreign currency exchange rates and macroeconomic conditions, expecting lower end of revenue, adjusted EBITDA, earnings and capex ranges and higher end of effective tax rate range based on expected regional mix. Guidance is based on organic growth only and assumes that markets served are not further impacted by the global pandemic or the geo-political environment.

	2021 Actual	2022 Outlook
Consolidated revenue	$869.2 million	$930 - $950 million
Adjusted EBITDA	$214.1 million	$219 - $238 million
Adjusted EBITDA margin	24.6%	23.5% - 25.0%
Interest expense	$16.9 million	$14 - $15 million
Effective tax rate	20.3%	21% - 23%
Depreciation	$21.4 million	$24.5 - $26.5 million
Amortization	$33.0 million	$28 - $29 million
Capital expenditures % total revenue	3%	3% - 5% of sales
Diluted Non-GAAP Cash EPS	$4.25	$4.35 - $4.60

Webcast

The Company will host a conference call and webcast tomorrow, August 9, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 12:00 p.m. ET on the day of the call through Tuesday, August 16, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13731270.

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Center of Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) supply chain disruption and the potential inability to procure goods; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) inflation (including hyperinflation) or recession; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vi) risks related to our international operations, including the potential impact of the ongoing conflict between Russia and Ukraine; and (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 1, 2022.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA, Adjusted EBITDA margin and Diluted non-GAAP cash EPS. The Company is unable to present a quantitative reconciliation of these forward-looking

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2022 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations, Corporate Communication and Risk Management

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2022	July 3, 2021	% Change	July 2, 2022	July 3, 2021	% Change

Net sales	$241,668	$223,413	8%	$482,215	$428,258	13%
Cost of sales	159,358	141,261	13%	316,262	270,738	17%
Gross profit	82,310	82,152	0%	165,953	157,520	5%
Gross margin	34.1%	36.8%		34.4%	36.8%

Selling, engineering and administrative expenses	32,534	32,410	0%	66,310	62,971	5%
Amortization of intangible assets	6,799	7,680	(11)%	13,780	17,878	(23)%
Operating income	42,977	42,062	2%	85,863	76,671	12%
Operating margin	17.8%	18.8%		17.8%	17.9%

Interest expense, net	3,813	4,400	(13)%	7,621	9,151	(17)%
Foreign currency transaction (gain) loss, net	(173)	503	(134)%	(1,097)	967	(213)%
Other non-operating expense (income), net	581	(110)	(628)%	1,331	(111)	NM
Income before income taxes	38,756	37,269	4%	78,008	66,664	17%
Income tax provision	8,720	6,575	33%	17,494	13,382	31%
Net income	$30,036	$30,694	(2)%	$60,514	$53,282	14%

Net income per share:
Basic	$0.92	$0.95	(3)%	$1.86	$1.65	13%
Diluted	$0.92	$0.95	(3)%	$1.86	$1.65	13%

Weighted average shares outstanding:
Basic	32,497	32,237		32,468	32,215
Diluted	32,541	32,362		32,566	32,370

Dividends declared per share	$0.09	$0.09		$0.18	$0.18

NM = Not meaningful

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	July 2, 2022	January 1, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,315	$28,540
Restricted cash	36	41
Accounts receivable, net of allowance for
credit losses of $1,049 and $1,212	149,883	134,561
Inventories, net	178,878	165,629
Income taxes receivable	2,685	2,762
Other current assets	17,481	20,101
Total current assets	390,278	351,634
Property, plant and equipment, net	168,860	174,210
Deferred income taxes	8,887	2,934
Goodwill	437,280	459,936
Other intangible assets, net	380,878	412,759
Other assets	19,481	13,873
Total assets	$1,405,664	$1,415,346
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$76,530	$85,301
Accrued compensation and benefits	20,473	28,595
Other accrued expenses and current liabilities	35,099	28,254
Current portion of long-term non-revolving debt, net	19,157	18,125
Dividends payable	2,925	2,917
Income taxes payable	8,631	6,328
Total current liabilities	162,815	169,520
Revolving line of credit	223,827	242,312
Long-term non-revolving debt, net	173,807	183,897
Deferred income taxes	66,912	71,836
Other noncurrent liabilities	31,279	38,818
Total liabilities	658,640	706,383
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,504 and 32,407 shares issued and outstanding	33	32
Capital in excess of par value	397,643	394,641
Retained earnings	417,944	363,279
Accumulated other comprehensive loss	(68,596)	(48,989)
Total shareholders’ equity	747,024	708,963
Total liabilities and shareholders’ equity	$1,405,664	$1,415,346

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net income	$60,514	$53,282
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	24,977	28,142
Stock-based compensation expense	4,372	4,183
Amortization of debt issuance costs	249	249
(Benefit) provision for deferred income taxes	(1,670)	3,249
Forward contract gains, net	(4,203)	(1,909)
Other, net	1,279	(173)
(Increase) decrease in operating assets:
Accounts receivable	(19,963)	(37,386)
Inventories	(17,862)	(22,917)
Income taxes receivable	(28)	(808)
Other current assets	1,691	(2,247)
Other assets	8,171	2,921
Increase (decrease) in operating liabilities:
Accounts payable	(6,424)	15,530
Accrued expenses and other liabilities	(2,593)	6,058
Income taxes payable	3,098	5,284
Other noncurrent liabilities	(7,404)	(3,925)
Net cash provided by operating activities	44,204	49,533
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	1,271	(1,000)
Amounts paid for net assets acquired	-	(2,400)
Capital expenditures	(13,467)	(10,305)
Proceeds from dispositions of property, plant and equipment	1,894	62
Cash settlement of forward contracts	2,623	947
Software development costs	(1,554)	(1,490)
Net cash used in investing activities	(9,233)	(14,186)
Cash flows from financing activities:
Borrowings on revolving credit facilities	39,220	9,602
Repayment of borrowings on revolving credit facilities	(47,606)	(23,500)
Repayment of borrowings on long-term non-revolving debt	(8,459)	(8,163)
Proceeds from stock issued	1,170	814
Dividends to shareholders	(5,841)	(5,791)
Other financing activities	(3,302)	(1,686)
Net cash used in financing activities	(24,818)	(28,724)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,617	2,532
Net increase in cash, cash equivalents and restricted cash	12,770	9,155
Cash, cash equivalents and restricted cash, beginning of period	28,581	25,257
Cash, cash equivalents and restricted cash, end of period	$41,351	$34,412

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Sales:
Hydraulics	$142,807	$133,039	$279,913	$252,145
Electronics	98,861	90,374	202,302	176,113
Consolidated	$241,668	$223,413	$482,215	$428,258

Gross profit and margin:
Hydraulics	$49,483	$50,915	$100,321	$96,325
	34.7%	38.3%	35.8%	38.2%
Electronics	32,827	31,237	65,632	61,195
	33.2%	34.5%	32.4%	34.8%
Consolidated	$82,310	$82,152	$165,953	$157,520
	34.1%	36.8%	34.4%	36.8%

Operating income (loss) and margin:
Hydraulics	$31,053	$32,328	$62,686	$60,401
	21.8%	24.3%	22.4%	24.0%
Electronics	20,292	19,599	40,815	37,879
	20.5%	21.7%	20.2%	21.5%
Corporate and other	(8,368)	(9,865)	(17,638)	(21,609)
Consolidated	$42,977	$42,062	$85,863	$76,671
	17.8%	18.8%	17.8%	17.9%

ORGANIC AND ACQUIRED REVENUE

(In thousands)

(Unaudited)

	Three Months Ended				Full Year Ended	Three Months Ended		Six Months Ended
	April 3,	July 3,	October 2,	January 1,	January 1,	April 2,	July 2,	July 2,
	2021	2021	2021	2022	2022	2022	2022	2022
Hydraulics
Organic	$119,106	$133,039	$128,672	$125,200	$506,017	$130,691	$137,140	$267,831
Acquisition	-	-	4,732	5,700	10,432	6,415	5,667	12,082
Total	$119,106	$133,039	$133,404	$130,900	$516,449	$137,106	$142,807	$279,913

Electronics
Organic	$29,459	$30,191	$30,808	$66,107	$156,565	$102,663	$97,909	$200,572
Acquisition	56,279	60,183	59,029	20,680	196,171	778	952	1,730
Total	$85,738	$90,374	$89,837	$86,787	$352,736	$103,441	$98,861	$202,302

Consolidated
Organic	$148,565	$163,230	$159,480	$191,307	$662,582	$233,354	$235,049	$468,403
Acquisition	56,279	60,183	63,761	26,380	206,603	7,193	6,619	13,812
Total	$204,844	$223,413	$223,241	$217,687	$869,185	$240,547	$241,668	$482,215

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2022 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	YTD 2022	% Change y/y
Americas:
Hydraulics	$43.1	26%	$49.9	20%	$93.1	23%
Electronics	77.7	20%	80.2	25%	157.9	22%
Consol. Americas	120.8	22%	130.1	23%	251.0	22%
% of total	50%		54%		52%
EMEA:
Hydraulics	$52.9	22%	$49.0	5%	$101.9	13%
Electronics	11.8	27%	12.3	12%	24.1	18%
Consol. EMEA	64.7	23%	61.3	6%	126.0	14%
% of total	27%		25%		26%
APAC:
Hydraulics	$41.1	(1%)	$43.9	(2%)	$84.9	(2%)
Electronics	13.9	22%	6.4	(58%)	20.3	(24%)
Consol. APAC	55.0	4%	50.3	(16%)	105.2	(7%)
% of total	23%		21%		22%
Total	$240.5	17%	$241.7	8%	$482.2	13%

2021 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2021	% Change y/y
Americas:
Hydraulics	$34.3	(8%)	$41.7	22%	$45.2	63%	$46.5	49%	$167.7	29%
Electronics	65.0	201%	64.1	378%	64.2	200%	$64.5	72%	257.8	175%
Consol. Americas	99.3	69%	105.8	122%	109.4	123%	111.0	61%	425.5	90%
% of total	48%		47%		49%		51%		49%
EMEA:
Hydraulics	$43.3	29%	$46.6	49%	$44.8	40%	$45.3	32%	$180.0	37%
Electronics	9.3	272%	11.0	479%	11.1	640%	$10.6	116%	42.0	289%
Consol. EMEA	52.6	46%	57.6	74%	55.9	66%	55.9	42%	222.0	56%
% of total	26%		26%		25%		26%		26%
APAC:
Hydraulics	$41.5	26%	$44.7	22%	$43.4	13%	$39.1	5%	$168.7	16%
Electronics	11.4	613%	15.3	705%	14.5	867%	$11.7	92%	52.9	377%
Consol. APAC	52.9	53%	60.0	55%	57.9	45%	50.8	17%	221.7	42%
% of total	26%		27%		26%		23%		26%
Total	$204.8	58%	$223.4	87%	$223.2	82%	$217.7	44%	$869.2	66%

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP operating income	$42,977	$42,062	$85,863	$76,671
Acquisition-related amortization of intangible assets	6,799	7,680	13,780	17,878
Acquisition and financing-related expenses	942	1,325	1,801	2,247
Restructuring charges	1,681	-	1,950	418
Officer transition costs	-	569	301	569
Acquisition integration costs	609	289	1,728	884
Other	191	-	191	-
Non-GAAP adjusted operating income	$53,199	$51,925	$105,614	$98,667
GAAP operating margin	17.8%	18.8%	17.8%	17.9%
Non-GAAP adjusted operating margin	22.0%	23.2%	21.9%	23.0%

Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021	July 2, 2022
Net income	$30,036	$30,694	$60,514	$53,282	$111,829
Interest expense, net	3,813	4,400	7,621	9,151	15,342
Income tax provision	8,720	6,575	17,494	13,382	30,695
Depreciation and amortization	12,423	12,905	24,977	28,142	51,236
EBITDA	54,992	54,574	110,606	103,957	209,102
Acquisition and financing-related expenses	942	1,325	1,801	2,247	5,295
Restructuring charges	1,681	-	1,950	418	2,004
Officer transition costs	-	569	301	569	50
Inventory step-up amortization	-	-	-	-	558
Acquisition integration costs	609	289	1,728	884	3,694
Change in fair value of contingent consideration	632	-	1,469	-	2,518
Other	191	698	191	698	119
Adjusted EBITDA	$59,047	$57,455	$118,046	$108,773	$223,340
Adjusted EBITDA margin	24.4%	25.7%	24.5%	25.4%	24.2%

Pre-acquisition adjusted EBITDA, NEM and Joyonway					1,793
TTM Pro forma adjusted EBITDA					$225,133

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net income	$30,036	$30,694	$60,514	$53,282
Amortization of intangible assets	6,926	7,713	14,031	17,944
Acquisition and financing-related expenses	942	1,325	1,801	2,247
Restructuring charges	1,681	-	1,950	418
Officer transition costs	-	569	301	569
Acquisition integration costs	609	289	1,728	884
Change in fair value of contingent consideration	632	-	1,469	-
Other	191	698	191	698
Tax effect of above	(2,745)	(2,649)	(5,368)	(5,690)
Non-GAAP cash net income	$38,272	$38,639	$76,617	$70,352
Non-GAAP cash net income per diluted share	$1.18	$1.20	$2.35	$2.18

HELIOS TECHNOLOGIES

Non-GAAP Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	Three Months Ended
	Hydraulics	Electronics	Consolidated
Q2 2022 Net Sales	$142.8	$98.9	$241.7
Impact of foreign currency translation(1)	7.0	0.5	7.5
Net Sales in constant currency	149.8	99.4	249.2
Less: Acquisition related sales	(5.7)	(1.0)	(6.6)
Organic sales in constant currency	$144.1	$98.4	$242.6

Q2 2021 Net Sales	$133.0	$90.4	$223.4

Net sales growth	7%	9%	8%
Net sales growth in constant currency	13%	10%	12%
Organic net sales growth in constant currency	8%	9%	9%

(1) The impact from foreign currency transaltion is calcualted by translating current period activity at average prior period exchange rates.

Helios Technologies Drives Execution of Augmented Strategy to Deliver Net Sales Growth of 8% in the Second Quarter 2022 and 13% Year-to-Date with Top-Tier Operating Margins

August 8, 2022

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
July 2, 2022
Current portion of long-term non-revolving debt, net	$19,157
Revolving lines of credit	226,092
Long-term non-revolving debt, net	173,807
Total debt	419,056
Less: Cash and cash equivalents	41,315
Net debt	$377,741

TTM Pro forma adjusted EBITDA*	$225,133
Ratio of net debt to TTM pro forma adjusted EBITDA	1.68
*On a pro-forma basis for NEM and Joyonway

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance. Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable with other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2022 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods.